UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2021

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street, Philadelphia, PA 19104

(Address of Principal Executive Offices, and Zip Code)

215-921-7600

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2021, the Board of Directors (the “Board”) of Amicus Therapeutics, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Eiry W. Roberts, M.D. as a member of the Board, effective June 10, 2021. Dr. Roberts will serve as a Class II director, with an initial term expiring at the annual meeting of stockholders in 2024. Dr. Roberts is expected to serve on both the Science and Technology Committee and the Compensation and Leadership Development Committee of the Board.

The Board determined that Dr. Roberts qualifies as an independent director under the director independence standards set forth by the U.S. Securities and Exchange Commission and applicable NASDAQ Marketplace Rules.

In connection with her appointment and as approved by the Board, Dr. Roberts will receive a new director grant of non-qualified options (“Options”) and restricted stock units (“RSUs”) worth $487,500, with half of the value assigned to Options and half of the value assigned to RSUs. The new director Options will vest over a period of four years, with 25% vesting on the first anniversary of the start date and monthly vesting thereafter. The new director RSUs will vest over a period of four years, with 25% vesting on the first anniversary of the start date and 25% on each anniversary thereafter. Beginning in 2022, Dr. Roberts will then receive an annual equity grant of Options and RSUs worth $325,000, with 2/3 of the value assigned to Options and 1/3 of the value assigned to RSUs. Dr. Roberts will also receive $47,500 per year for service as a Board member, $7,500 per year for service as a member of the Science and Technology Committee and $7,500 per year for service as a member of the Compensation and Leadership Development Committee. There are no arrangements or understandings between Dr. Roberts and any other person pursuant to which Dr. Roberts was appointed as a director. There are no transactions involving Dr. Roberts that are reportable under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2021 Annual Meeting of Stockholders of the Company, held on June 10, 2021, the Company’s stockholders elected Craig A. Wheeler and Burke W. Whitman as Class II directors to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders or until their respective successors have been elected. In addition, the stockholders (i) approved the Amended and Restated 2007 Equity Incentive Plan, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The final voting results on these matters were as follows:

1.	Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Craig A. Wheeler	197,509,266	3,027,862	11,830,609
Burke W. Whitman	194,615,601	5,921,527	11,830,609

2.	Approval of the Amended and Restated 2007 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
148,426,739	52,012,984	97,405	11,830,609

3.	Ratification of Ernst & Young LLC as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
209,378,301	2,845,757	143,679	—

4.	Approval, on an advisory basis, of the Company's executive compensation.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
196,040,130	2,059,584	2,437,414	11,830,609

Item 7.01 – Regulation FD Disclosure

On June 14, 2021, the Company issued a press release announcing the appointment of Dr. Roberts to the Board.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated June 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.
Date: June 14, 2021	By:	/s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary